Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of October 21, 2013, is made and entered into by and between SED International Holdings, Inc., a Georgia corporation (the “Company”), and Robert G. O’Malley, an individual (“Executive”).

The parties hereby agree as follows:

1. This Amendment amends the Letter Agreement (the “Letter Agreement”), dated September 7, 2012, and signed by Executive on September 15, 2012, by and between the Company and Executive. Except as amended hereby, the Letter Agreement shall remain in full force and effect in accordance with its terms.

2. Executive shall be paid base salary at his current rate of pay through the date hereof. Effective as of October 22, 2013, Executive shall be paid a lump sum payment of $10,000 for his services to the Company from October 22, 2013 through the Effective Resignation Date, in lieu of all other compensation.

3. Effective as of the date hereof, Executive shall not be entitled to the payment of any further bonus compensation in connection with Executive’s employment with the Company, whether for past, present or future services to the Company.

4. Executive hereby resigns from his employment with the Company effective as of the close of business on November 21, 2013 (the “Effective Resignation Date”). Between the date hereof and the Effective Resignation Date, Executive will continue to serve as Chief Executive Officer of the Company; provided that, in the event that the Company engages a new Chief Executive Officer prior to the Effective Resignation Date, Executive shall serve as Advisor to the Board from and after such date and through the date of the Effective Resignation Date. Executive shall work a full-time basis between the date hereof and the Effective Resignation Date.

5. Executive shall not be entitled to the payment of any severance under the Letter Agreement as a result of his resignation hereunder or upon any other basis.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, notwithstanding any conflict of law provision to the contrary.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

SED INTERNATIONAL HOLDINGS, INC.		ROBERT G. O’MALLEY

By:	/s/ Hesham M. Gad	/s/ Robert G. O’Malley
Name: Hesham M. Gad
Title: Executive Chairman